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                                                                       EXHIBIT 1

                            JOINT FILING AGREEMENT

     The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.




                         Dated: July 7, 2000

                                        WANGER ASSET MANAGEMENT, LTD.
                                          for itself and as general partner
                                          of WANGER ASSET MANAGEMENT, L.P.


                                        By: /s/ Bruce H. Lauer
                                            -----------------------------------
                                                Bruce H. Lauer
                                                Vice President


                                        ACORN INVESTMENT TRUST


                                        By: /s/ Bruce H. Lauer
                                            -----------------------------------
                                                Bruce H. Lauer
                                                Vice President and Treasurer